UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2018

ALL SOFT GELS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-209325	81-0876714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3904 West 390 South

Salt Lake City, Utah 84128

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 707-9026

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.07 is incorporated by reference into this Item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 23, 2018, in accordance with the applicable provisions of the Nevada Revised Statutes (the “NRS”), the Board of Directors (the “Board”) of All Soft Gels Inc. (the “Company”) unanimously adopted resolutions approving the following proposed actions (each, an “Action” and collectively, the “Actions”):

1.     To change the name of the Company from All Soft Gels Inc. to Brain Scientific Inc.;

2.     To increase the Company’s authorized shares of common stock from 50,000,000 to 200,000,000;

3.     To create and authorize 10,000,000 shares of “blank check” preferred stock;

3.     To adopt Amended and Restated Articles of Incorporation to incorporate the amendments described in actions (1), (2) and (3) above;

4.     To change the Company’s ticker symbol; and

5.     To adopt the Company’s 2018 Equity Incentive Plan, subject to certain conditions.

As of the close of business on August 23, 2018, pursuant to the applicable provisions of the NRS, the Company received a written consent approving the Actions from the holder of the common stock of the Company holding an aggregate of 6,000,000 shares of the common stock of the Company, representing a majority of the Company’s outstanding shares of voting capital stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2018

ALL SOFT GELS INC.

By: /s/ Amer Samad

Name: Amer Samad

Title: Chief Executive Officer